ARC Document Solutions Reports Results for Fourth Quarter and Full Year 2017
WALNUT CREEK, CA – (February 27, 2018) – ARC Document Solutions, Inc. (NYSE: ARC), a leading document solutions provider to design, engineering, construction, and facilities management professionals, today reported its financial results for the fourth quarter and full year ended December 31, 2017.

Financial Highlights:
	Three Months Ended		Twelve Months Ended
	December 31,		December 31,
(All dollar amounts in millions, except EPS)	2017	2016	2017	2016
Net Sales	$97.1	$98.6	$394.6	$406.3
Gross Margin	30.3%	30.8%	31.4%	32.8%
Net (loss) income attributable to ARC	$(12.2)	$2.6	$(21.5)	$(47.9)
Adjusted net income attributable to ARC	$0.9	$2.6	$6.8	$13.1
(Loss) earnings per share - Diluted	$(0.27)	$0.06	$(0.47)	$(1.04)
Adjusted earnings per share - Diluted	$0.02	$0.06	$0.15	$0.28
Cash provided by operating activities	$15.6	$19.1	$52.4	$53.1
EBITDA	$11.3	$13.6	$33.2	$(14.5)
Adjusted EBITDA	$12.0	$14.3	$54.0	$62.3
Capital Expenditures	$(1.9)	$(4.5)	$(9.1)	$(12.1)
Debt & Capital Leases (including current), net of unamortized deferred financing fees			$144.4	$157.2
Management Commentary
"At the end of 2017, ARC was more than half way through the transition we announced in 2016. While we still have our work cut out for us, we’ve made significant progress in protecting our print revenues while driving interest and growth in our technology offerings," said K. "Suri" Suriyakumar, Chairman, President and CEO of ARC Document Solutions. "In the fourth quarter, CDIM declined just one percent year-over-year, and MPS sales were flat for the same period. Both were welcome improvements, and gave us reason to believe that we can counter the negative sales trends in print for the foreseeable future with aggressive measures to gain market share."

"Meanwhile, there has been significant interest and adoption in our facilities management solution. As we announced earlier this month, Facilities Executive magazine readers voted us the best provider in the ‘Facility Software/Reporting Tools’ category for our mobile facilities dashboards in their 25th annual Readers’ Choice Award Program," said Mr. Suriyakumar. "It is tremendously exciting to disrupt such a huge market, but progress toward a purchasing decision consistently requires more education and time than we anticipated."

"While the remaining steps of our transition continue to present both challenges and opportunities, it is critical that we manage through them with a solid financial foundation. That’s exactly what we delivered in 2017," Mr. Suriyakumar continued. "Our performance in 2017 was characterized by the strength of our cash flows. We paid down more than $20 million of our senior debt to maintain the strength of our capital structure; we bought back $3.4 million worth of our own stock in the fourth quarter; and we ended the year with $28 million in cash on the balance sheet. It’s an indication of the continuing health of the Company and the base from which we can build in 2018."

Management anticipates its 2018 diluted annual adjusted earnings per share to be in the range of $0.10 to $0.16; annual cash provided by operating activities is projected to be in the range of $44 million to $50 million; and annual adjusted EBITDA is forecast to be in the range of $48 million to $54 million.

"We believe the investments we’ve made in both print and technology will fuel our progress in the coming quarters," Mr. Suriyakumar added. "As we continue to preserve our print revenue and capture more facilities business toward the latter part of 2018, we anticipate these sales will begin to offset the shrinkage in print volumes we’ve experienced over the past several years. While our forecast for 2018 is conservative, we expect the progress of our transition to be evident."

2017 Fourth Quarter Supplemental Information:
Net sales were $97.1 million, a 1.5% decrease compared to the fourth quarter of 2016.

Days sales outstanding in Q4 2017 were 53, compared to 55 days in Q4 2016.

Architectural, engineering, construction and building owner/operators (AEC/O) customers comprised approximately 78% of our total net sales, while customers outside of construction made up approximately 22% of our total net sales.

Total number of MPS locations at the end of the fourth quarter has grown to approximately 10,100, a net gain of approximately 700 locations over Q4 2016.

Adjusted EBITDA excludes loss on extinguishment and modification of debt, goodwill impairment, stock-based compensation expense, and restructuring expense.

Sales from Services and Product Lines as a Percentage of Net Sales
	Three Months Ended		Twelve Months Ended
	December 31,		December 31,
Services and Product Line	2017	2016	2017	2016
CDIM	51.6%	51.5%	52.0%	52.3%
MPS	32.7%	32.2%	32.8%	32.4%
AIM	3.1%	3.5%	3.2%	3.5%
Equipment and supplies sales	12.6%	12.8%	12.0%	11.8%
Outlook
ARC Document Solutions anticipates 2018 fully-diluted annual adjusted earnings per share to be in the range of $0.10 to $0.16; 2018 annual cash provided by operating activities is projected to be in the range of $44 million to $50 million; and 2018 annual adjusted EBITDA is forecast to be in the range of $48 million to $54 million.
CEO Employment Agreement Amended
On February 22, 2018, ARC Document Solutions, Inc. entered into an amended and restated executive employment agreement with the Company’s Chief Executive Officer and President, Kumarakulasingam Suriyakumar, effective as of February 9, 2018. The Employment Agreement was amended to modify the terms under which Mr. Suriyakumar would be eligible to receive an annual incentive bonus. Mr. Suriyakumar’s annual incentive bonus will be based on performance measures established by the Company’s Compensation Committee within the first ninety days of the calendar year. The annual incentive bonus will not exceed 100% of Mr. Suriyakumar’s annual base salary, if the performance targets are attained (but not exceeded), and will have a maximum potential payment of 150% of his annual base salary, if the performance targets are exceeded. He will only be entitled to an annual incentive bonus if he remains continuously employed through the last day of the fiscal year to which the bonus relates. At the Compensation Committee’s election, the incentive bonus may be paid in cash, shares of the Company’s common stock or a mix of cash and stock. To the extent the incentive bonus is paid in shares of the Company’s common stock, the shares will vest in annual installments over three years, unless the Committee determines otherwise, subject to Mr. Suriyakumar’s continued employment through the applicable vesting date.
In addition, the Employment Agreement lowers Mr. Suriyakumar’s annual base salary from $950,000 to $800,000. The remaining terms and conditions of the Employment Agreement remain the same.
Teleconference and Webcast
ARC Document Solutions will hold a conference call with investors and analysts on Tuesday, February 27, 2018, at 2 P.M. Pacific Time (5 P.M. Eastern Time) to discuss results for the Company's 2017 fourth quarter and fiscal year. To access the live audio call, dial 800-263-0877. International callers may join the conference by dialing 323-794-2094. The conference ID number is 2301326. A live webcast will also be made available on the investor relations page of ARC Document Solution's website at ir.e-arc.com. The webcast of the call will be available at www.e-arc.com for approximately 90 days following the call's conclusion.
About ARC Document Solutions (NYSE: ARC)

ARC Document Solutions distributes Documents and Information to facilitate communication for design, engineering and construction professionals, real estate managers and developers, facilities owners, and a variety of similar disciplines. The Company provides cloud and mobile solutions, professional services, and hardware to help its customers around the world reduce costs and increase efficiency, improve information access and control, and communicate faster, easier, and better. Follow ARC at www.e-arc.com.
Forward-Looking Statements
This press release contains forward-looking statements that are based on current opinions, estimates and assumptions of management regarding future events and the future financial performance of the Company. Words and phrases such as "believe", "foreseeable future", "indication", "continuing health", "forecast", "progress in the coming quarters", "anticipate", and similar expressions identify forward-looking statements and all statements other than statements of historical fact, including, but not limited to, any projections regarding earnings, revenues and financial performance of the Company, could be deemed forward-looking statements. We caution you that such statements are only predictions and are subject to certain risks and uncertainties that could cause actual results to differ materially from those contained in the forward-looking statements. In addition to matters affecting the construction, managed print services, document management or reprographics industries, or the economy generally, factors that could cause actual results to differ from expectations stated in forward-looking statements include, among others, the factors described in the caption entitled "Risk Factors" in Item 1A in ARC Document Solution's Annual Report on Form 10-K for the fiscal year ended December 31, 2016, Quarterly Reports on Form 10-Q, and other periodic filings and prospectuses. The Company undertakes no obligation to update or revise any forward-looking statements, whether as a result of new information, future events, or otherwise, except as required by law.

Contact Information:
David Stickney
VP Corporate Communications & Investor Relations
925-949-5114

ARC Document Solutions, Inc.
Consolidated Balance Sheets
(In thousands, except per share data)
(Unaudited)
	December 31,	December 31,
Current assets:	2017	2016
Cash and cash equivalents	$28,059	$25,239
Accounts receivable, net of allowances for accounts receivable of $2,341 and $2,060	57,011	59,735
Inventories, net	19,937	18,184
Prepaid expenses	4,208	3,861
Other current assets	5,266	4,785
Total current assets	114,481	111,804
Property and equipment, net of accumulated depreciation of $198,693 and $201,192	64,245	60,735
Goodwill	121,051	138,688
Other intangible assets, net	9,068	13,202
Deferred income taxes	28,029	42,667
Other assets	2,551	2,185
Total assets	$339,425	$369,281
Current liabilities:
Accounts payable	$24,289	$24,782
Accrued payroll and payroll-related expenses	12,617	12,219
Accrued expenses	17,201	16,138
Current portion of long-term debt and capital leases	20,791	13,773
Total current liabilities	74,898	66,912
Long-term debt and capital leases	123,626	143,400
Other long-term liabilities	3,290	2,148
Total liabilities	201,814	212,460
Commitments and contingencies
Stockholders’ equity:
ARC Document Solutions, Inc. stockholders’ equity:
Preferred stock, $0.001 par value, 25,000 shares authorized; 0 shares issued and outstanding	—	—
Common stock, $0.001 par value, 150,000 shares authorized; 47,913 and 47,428 shares issued and 45,266 and 45,988 shares outstanding	48	47
Additional paid-in capital	120,953	117,749
Retained earnings	20,524	41,822
Accumulated other comprehensive loss	(1,998)	(3,793)
	139,527	155,825
Less cost of common stock in treasury, 2,647 and 1,440 shares	9,290	5,909
Total ARC Document Solutions, Inc. stockholders’ equity	130,237	149,916
Noncontrolling interest	7,374	6,905
Total equity	137,611	156,821
Total liabilities and equity	$339,425	$369,281

ARC Document Solutions, Inc.
Consolidated Statements of Operations
(In thousands, except per share data)
(Unaudited)	Three Months Ended		Twelve Months Ended
	December 31,		December 31,
	2017	2016	2017	2016
Service sales	$84,867	$85,947	$347,326	$358,341
Equipment and supplies sales	12,243	12,611	47,253	47,980
Total net sales	97,110	98,558	394,579	406,321
Cost of sales	67,638	68,174	270,556	273,078
Gross profit	29,472	30,384	124,023	133,243
Selling, general and administrative expenses	25,349	23,462	101,889	100,214
Amortization of intangible assets	1,030	1,128	4,280	4,833
Goodwill impairment	—	—	17,637	73,920
Restructuring expense	—	—	—	7
Income (loss) from operations	3,093	5,794	217	(45,731)
Other income, net	(21)	(18)	(81)	(72)
Loss on extinguishment and modification of debt	—	52	230	208
Interest expense, net	1,500	1,461	6,179	5,996
Income (loss) before income tax provision (benefit)	1,614	4,299	(6,111)	(51,863)
Income tax provision (benefit)	13,670	1,520	15,244	(4,364)
Net (loss) income	(12,056)	2,779	(21,355)	(47,499)
Income attributable to noncontrolling interest	(101)	(155)	(156)	(366)
Net (loss) income attributable to ARC Document Solutions, Inc. shareholders	$(12,157)	$2,624	$(21,511)	$(47,865)
(Loss) earnings per share attributable to ARC Document Solutions, Inc. shareholders:
Basic	$(0.27)	$0.06	$(0.47)	$(1.04)
Diluted	$(0.27)	$0.06	$(0.47)	$(1.04)
Weighted average common shares outstanding:
Basic	45,414	45,567	45,669	45,932
Diluted	45,414	46,274	45,669	45,932

ARC Document Solutions Consolidated Statements of Cash Flows	Three Months Ended		Twelve Months Ended
(In thousands) (Unaudited)	December 31,		December 31,
	2017	2016	2017	2016
Cash flows from operating activities
Net (loss) income	$(12,056)	$2,779	$(21,355)	$(47,499)
Adjustments to reconcile net (loss) income to net cash provided by operating activities:
Allowance for accounts receivable	382	274	1,249	918
Depreciation	7,256	6,886	29,043	26,918
Amortization of intangible assets	1,030	1,128	4,280	4,833
Amortization of deferred financing costs	60	101	306	445
Goodwill impairment	—	—	17,637	73,920
Stock-based compensation	696	620	2,947	2,693
Deferred income taxes	12,757	1,307	13,802	(4,711)
Deferred tax valuation allowance	543	67	1,031	51
Loss on extinguishment and modification of debt	—	52	230	208
Other non-cash items, net	284	(176)	(56)	(716)
Changes in operating assets and liabilities:
Accounts receivable	1,752	991	2,158	(1,294)
Inventory	(689)	1,606	(1,339)	(1,590)
Prepaid expenses and other assets	573	(404)	(556)	109
Accounts payable and accrued expenses	3,026	3,865	2,993	(1,143)
Net cash provided by operating activities	15,614	19,096	52,370	53,142
Cash flows from investing activities
Capital expenditures	(1,860)	(4,517)	(9,106)	(12,097)
Other	278	259	744	1,101
Net cash used in investing activities	(1,582)	(4,258)	(8,362)	(10,996)
Cash flows from financing activities
Proceeds from stock option exercises	22	22	96	98
Proceeds from issuance of common stock under Employee Stock Purchase Plan	30	24	133	120
Share repurchases	(3,381)	—	(3,381)	(5,297)
Contingent consideration on prior acquisitions	(60)	(118)	(275)	(571)
Early extinguishment of long-term debt	—	(6,000)	(14,150)	(22,000)
Payments on long-term debt agreements and capital leases	(5,456)	(3,339)	(65,516)	(12,990)
Borrowings under revolving credit facilities	8,250	1,000	63,100	1,000
Payments under revolving credit facilities	(12,125)	(50)	(21,800)	(50)
Payment of deferred financing costs	—	—	(270)	(106)
Net cash used in financing activities	(12,720)	(8,461)	(42,063)	(39,796)
Effect of foreign currency translation on cash balances	384	(778)	875	(1,074)
Net change in cash and cash equivalents	1,696	5,599	2,820	1,276
Cash and cash equivalents at beginning of period	26,363	19,640	25,239	23,963
Cash and cash equivalents at end of period	$28,059	$25,239	$28,059	$25,239
Supplemental disclosure of cash flow information:
Noncash financing activities:
Capital lease obligations incurred	$4,478	$6,603	$25,192	$18,948
Contingent liabilities in connection with the acquisition of businesses	$—	$—	$27	$75

ARC Document Solutions, Inc. Net Sales by Product Line (In thousands) (Unaudited)
	Three Months Ended		Twelve Months Ended
	December 31,		December 31,
	2017	2016	2017	2016
Service Sales
CDIM	$50,052	$50,758	$205,083	$212,511
MPS	31,782	31,729	129,479	131,811
AIM	3,033	3,460	12,764	14,019
Total services sales	84,867	85,947	347,326	358,341
Equipment and supplies sales	12,243	12,611	47,253	47,980
Total net sales	$97,110	$98,558	$394,579	$406,321

ARC Document Solutions, Inc. Non-GAAP Measures Reconciliation of cash flows provided by operating activities to EBITDA and Adjusted EBITDA (In thousands) (Unaudited)
	Three Months Ended		Twelve Months Ended
	December 31,		December 31,
	2017	2016	2017	2016
Cash flows provided by operating activities	$15,614	$19,096	$52,370	$53,142
Changes in operating assets and liabilities	(4,662)	(6,058)	(3,256)	3,918
Non-cash expenses, including goodwill impairment	(14,722)	(2,245)	(37,146)	(72,808)
Income tax provision (benefit)	13,670	1,520	15,244	(4,364)
Interest expense, net	1,500	1,461	6,179	5,996
Income attributable to noncontrolling interest	(101)	(155)	(156)	(366)
EBITDA	11,299	13,619	33,235	(14,482)
Loss on extinguishment and modification of debt	—	52	230	208
Goodwill impairment	—	—	17,637	73,920
Restructuring expense	—	—	—	7
Stock-based compensation	696	620	2,947	2,693
Adjusted EBITDA	$11,995	$14,291	$54,049	$62,346

See Non-GAAP Financial Measures discussion below.

ARC Document Solutions, Inc. Non-GAAP Measures Reconciliation of net (loss) income attributable to ARC Document Solutions, Inc. shareholders to EBITDA and Adjusted EBITDA (In thousands) (Unaudited)
	Three Months Ended		Twelve Months Ended
	December 31,		December 31,
	2017	2016	2017	2016
Net (loss) income attributable to ARC Document Solutions, Inc. shareholders	$(12,157)	$2,624	$(21,511)	$(47,865)
Interest expense, net	1,500	1,461	6,179	5,996
Income tax provision (benefit)	13,670	1,520	15,244	(4,364)
Depreciation and amortization	8,286	8,014	33,323	31,751
EBITDA	11,299	13,619	33,235	(14,482)
Loss on extinguishment and modification of debt	—	52	230	208
Goodwill impairment	—	—	17,637	73,920
Restructuring expense	—	—	—	7
Stock-based compensation	696	620	2,947	2,693
Adjusted EBITDA	$11,995	$14,291	$54,049	$62,346

See Non-GAAP Financial Measures discussion below.

ARC Document Solutions, Inc.
Non-GAAP Measures
Reconciliation of net (loss) income attributable to ARC to unaudited adjusted net income attributable to ARC
(In thousands, except per share data)
(Unaudited)

	Three Months Ended		Twelve Months Ended
	December 31,		December 31,
	2017	2016	2017	2016
Net (loss) income attributable to ARC Document Solutions, Inc. shareholders	$(12,157)	$2,624	$(21,511)	$(47,865)
Loss on extinguishment and modification of debt	—	52	230	208
Goodwill impairment	—	—	17,637	73,920
Restructuring expense	—	—	—	7
Income tax benefit related to above items	—	(24)	(3,194)	(13,419)
Deferred tax impact due to new tax laws, valuation allowance and other discrete tax items	13,069	(94)	13,663	247
Unaudited adjusted net income attributable to ARC Document Solutions, Inc.	$912	$2,558	$6,825	$13,098

Actual:
(Loss) earnings per share attributable to ARC Document Solutions, Inc. shareholders:
Basic	$(0.27)	$0.06	$(0.47)	$(1.04)
Diluted	$(0.27)	$0.06	$(0.47)	$(1.04)
Weighted average common shares outstanding:
Basic	45,414	45,567	45,669	45,932
Diluted	45,414	46,274	45,669	45,932

Adjusted:
Earnings per share attributable to ARC Document Solutions, Inc. shareholders:
Basic	$0.02	$0.06	$0.15	$0.29
Diluted	$0.02	$0.06	$0.15	$0.28
Weighted average common shares outstanding:
Basic	45,414	45,567	45,669	45,932
Diluted	45,804	46,274	46,207	46,561

See Non-GAAP Financial Measures discussion below.

Non-GAAP Financial Measures

EBITDA and related ratios presented in this report are supplemental measures of our performance that are not required by or presented in accordance with accounting principles generally accepted in the United States of America (“GAAP”). These measures are not measurements of our financial performance under GAAP and should not be considered as alternatives to net income, income from operations, or any other performance measures derived in accordance with GAAP or as an alternative to cash flows from operating, investing or financing activities as a measure of our liquidity.
EBITDA represents net income before interest, taxes, depreciation and amortization. EBITDA margin is a non-GAAP measure calculated by dividing EBITDA by net sales.
We have presented EBITDA and related ratios because we consider them important supplemental measures of our performance and liquidity. We believe investors may also find these measures meaningful, given how our management makes use of them. The following is a discussion of our use of these measures.
We use EBITDA to measure and compare the performance of our operating segments. Our operating segments’ financial performance includes all of the operating activities except debt and taxation which are managed at the corporate level for U.S. operating segments. We use EBITDA to compare the performance of our operating segments and to measure performance for determining consolidated-level compensation. In addition, we use EBITDA to evaluate potential acquisitions and potential capital expenditures.
EBITDA and related ratios have limitations as analytical tools, and should not be considered in isolation, or as a substitute for analysis of our results as reported under GAAP. Some of these limitations are as follows:
•They do not reflect our cash expenditures, or future requirements for capital expenditures and contractual commitments;
•They do not reflect changes in, or cash requirements for, our working capital needs;

•	They do not reflect the significant interest expense, or the cash requirements necessary, to service interest or principal payments on our debt;

•
Although depreciation and amortization are non-cash charges, the assets being depreciated and amortized will often have to be replaced in the future, and EBITDA does not reflect any cash requirements for such replacements; and

•	Other companies, including companies in our industry, may calculate these measures differently than we do, limiting their usefulness as comparative measures.
Because of these limitations, EBITDA and related ratios should not be considered as measures of discretionary cash available to us to invest in business growth or to reduce our indebtedness. We compensate for these limitations by relying primarily on our GAAP results and using EBITDA and related ratios only as supplements.
Our presentation of adjusted net income and adjusted EBITDA is an attempt to provide meaningful comparisons to our historical performance for our existing and future investors. The unprecedented changes in our end markets over the past several years have required us to take measures that are unique in our history and specific to individual circumstances. Comparisons inclusive of these actions make normal financial and other performance patterns difficult to discern under a strict GAAP presentation. Each non-GAAP presentation, however, is explained in detail in the reconciliation tables above.
Specifically, we have presented adjusted net income attributable to ARC and adjusted earnings per share attributable to ARC shareholders for the three and twelve months ended December 31, 2017 and 2016 to reflect the exclusion of loss on extinguishment and modification of debt, goodwill impairment, restructuring expense, and changes in the valuation allowances related to certain deferred tax assets and other discrete tax items, including the impact of new tax laws enacted in 2017. This presentation facilitates a meaningful comparison of our operating results for the three and twelve months ended December 31, 2017 and 2016.
We have presented adjusted EBITDA for the three and twelve months ended December 31, 2017 and 2016 to exclude loss on extinguishment and modification of debt, goodwill impairment, restructuring expense, and stock-based compensation expense. The adjustment of EBITDA for these items is consistent with the definition of adjusted EBITDA in our credit agreement; therefore, we believe this information is useful to investors in assessing our financial performance.